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KING & SPALDING                                                      Exhibit 8.4



                                  May 11, 2000


Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Cornerstone Properties Inc.
Tower 56
126 East 56th Street
New York, New York  10022


       Re: Tax Status of Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership

Ladies and Gentlemen:

       We have acted as counsel to Cornerstone Properties Inc., a Nevada corporation ("Cornerstone"), and Cornerstone Properties Limited Partnership, a Delaware limited partnership ("Cornerstone Partnership"), in connection with the Agreement and Plan of Merger, dated as of February 11, 2000, as amended (the "Merger Agreement"), by and among Equity Office Properties Trust, a Maryland real estate investment trust ("Equity Office"), EOP Limited Partnership, a Delaware limited partnership ("EOP Partnership"), Cornerstone, and Cornerstone Partnership, pursuant to which Cornerstone Partnership will merge with and into EOP Partnership (the "Partnership Merger") and Cornerstone will merge with and into Equity Office (the "REIT Merger," and, together with the Partnership Merger, the "Mergers"). Cornerstone has requested the opinion of King & Spalding as to (i) the qualification of Cornerstone as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) the treatment of Cornerstone Partnership as a partnership, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

       This opinion letter is being furnished to you in connection with (1) the Registration Statement on Form S-4, which includes the Joint Proxy Statement / Prospectus of Equity Office and Cornerstone addressed to holders of Cornerstone common stock and Equity Office common shares, as filed with the Securities and Exchange Commission on March 30, 2000, as amended through the date hereof (the "REIT Merger S-4") and (2) the Registration Statement on Form S-4, which includes the Consent Solicitation of Cornerstone Partnership, the Information Statement of EOP Partnership, and the Prospectus of Equity Office, EOP Partnership, and Cornerstone, as filed with the Securities and Exchange Commission on April 26, 2000, as amended through the date hereof (the "Partnership Merger S-4," and, together with the REIT Merger S-4, the "Registration Statements").




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Equity Office Properties Trust
Cornerstone Properties Inc.
May 11, 2000
Page 2


       Unless otherwise indicated, all terms used herein with initial capital letters shall have the same meaning as in the Merger Agreement.

                              INFORMATION RELIED ON

       In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement, Cornerstone's Articles of Incorporation, as amended, Cornerstone Partnership's agreement of limited partnership, as amended, and the analyses of qualifying income prepared by Cornerstone. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or facsimile copies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

       We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with officers of Cornerstone, including representations to us in an officer's certificate (the "Officer's Certificate"). We have assumed, with your consent, that the representations set forth in the Officer's Certificate are true, accurate, and complete as of the date hereof, and we have not attempted to verify such representations independently.

                                     OPINION

       Based upon and subject to the foregoing, we are of the following opinion:

       1. Commencing with its taxable year ended December 31, 1997, Cornerstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code.

       2. Cornerstone Partnership has been during and since December 23, 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation.

       The opinion expressed herein is given as of the date hereof and is based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents


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Equity Office Properties Trust
Cornerstone Properties Inc.
May 11, 2000
Page 3


or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. After reasonable inquiry, however, we are not aware of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations upon which we have relied for purposes of this opinion. To the extent that such representations and information set forth legal conclusions with respect to factual matters relevant to the qualification of Cornerstone as a REIT or the treatment of Cornerstone Partnership as a partnership, we have reviewed with the individuals making such representations or providing such information the relevant provisions of the Code, applicable Treasury Regulations, and published administrative interpretations thereof. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences to Cornerstone, Cornerstone Partnership, Equity Office, EOP Partnership, or any other person.

       We hereby consent to the reliance on this opinion letter by Hogan & Hartson, L.L.P., solely for the purpose of its opinion, to be delivered in connection with the filing of the Registration Statements, to the effect that the organization and proposed method of operation of Equity Office following the Mergers will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; provided, however, that such reliance is authorized only to the extent that such opinion of Hogan & Hartson, L.L.P. is affected by the assets and operations acquired by Equity Office and EOP Partnership in the Mergers or by Cornerstone's qualification as a REIT through the Effective Time of the REIT Merger. We also consent to the filing of this opinion as an Exhibit to each of the Registration Statements and to the references to our firm in the REIT Merger S-4 under the headings "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER," "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN EQUITY OFFICE," and "LEGAL MATTERS" and in the Partnership Merger under the headings "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS." In giving such consent, however, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act.

       Except as stated in the preceding paragraph, this opinion letter may not be furnished to or relied upon by any person or any entity for any purpose without our prior written consent and may not be quoted in whole or in part or otherwise referred to (other than in connection with the transactions contemplated by the Merger Agreement).


                                           Very truly yours,

                                           /s/ KING & SPALDING

                                           King & Spalding